Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

  ACCOUNTANTS AND ADVISORS

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      PCAOB REGISTERED

August 11, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC  20549

Re:   UTEC, Inc.

Dear Sirs:

We were previously the principal auditors for UTEC, Inc. and we reported on the financial statements of UTEC, Inc. for the period from inception, July 20, 2009 to August 11, 2009.  We have read UTEC, Inc.’s statements under Item 4 of its Form 8-K, dated August 11, 2009, and we agree with such statements.

For the most recent fiscal period through to August 11, 2009, there have been no disagreements between UTEC, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

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Moore & Associates, Chartered

Las Vegas, Nevada

            6490 West Desert Inn Road, Las Vegas, NV 89146

                  (702) 253-7499 Fax (702) 253-7501